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                                                                  Exhibit (21.0)
                               BADGER METER, INC.

                         SUBSIDIARIES OF THE REGISTRANT

The company's subsidiaries are listed below. All of the subsidiaries of the company listed below are included in the company's consolidated financial statements.

                                                Percentage    State or Country
Name                                            of ownership  in which organized
----                                            ------------  ------------------
Badger Meter Europe, GmbH                         100%            Federal
                                                                  Republic
                                                                  of Germany

Badger Meter de Mexico, S.A. de C.V.              100%            Mexico

Badger Meter Limited                              100%            United Kingdom

Badger Meter de Las Americas, S.A. de C.V.        100%            Mexico

Badger Meter Export, Inc.                         100%            Virgin Islands
     (a large FSC)                                                (U.S.)

Badger Meter Canada                               100%            Canada

Badger Meter Czech Republic                       100%            Czech Republic
       (a subsidiary of Badger Meter Europe, GmbH)



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